Exhibit 21.1
HEALTH AND RETIREMENT PROPERTIES TRUST
SUBSIDIARIES OF THE REGISTRANT



Causeway Holdings, Inc.
SJO Corporation
Health & Retirement Properties International, Inc.
Church Creek Corporation
Idemnity Collection Corporation
HUB Properties Trust
HUB LA Properties Trust
HUB Acquisition Trust
HUB Realty Funding, Inc. (formerly Rosecliff Realty Funding, Inc.)
HUB Management, Inc. (formerly Government Property Investors Management, Inc.) HUB Realty College Park, Inc. (formerly Rosecliff Realty College Park, Inc.)
HUB Realty Richland, Inc. (formerly Rosecliff Realty Richland, Inc.)
HUB Realty Buffalo, Inc. (formerly Rosecliff Realty Buffalo, Inc.)
HUB Realty Golden, Inc. (formerly Rosecliff Realty Golden, Inc.)
HUB Realty Kansas City, Inc. (formerly Rosecliff Kansas City, Inc.)
HUB Realty III, Inc. (formerly Rosecliff Realty III, Inc. merged into HUB Acquisition Trust 1/98)
HUB RI Properties Trust
HUB Woodmont Investment Trust
HUB Woodmont LLC
EPA Golden, L.P.
HUB LA Limited Partnership
HUB Realty College Park I, LLC